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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-110173) and related Prospectus of Infocrossing, Inc. and subsidiaries for the registration of 13,147,800 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 2003, with respect to the consolidated financial statements and schedule of Infocrossing, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP New York, New York January 29, 2004

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CONSENT OF INDEPENDENT AUDITORS